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                                                                     Exhibit 1.2

                              CV THERAPEUTICS, INC.

                        2,500,000 Shares of Common Stock

                             Underwriting Agreement

                                                                December 3, 2001

J.P. Morgan Securities Inc.
   As Representative of the several underwriters
   listed in Schedule I hereto
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

                  CV Therapeutics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters") for whom you are acting as representative (the "Representative") an aggregate of 2,500,000 shares of Common Stock, par value $.001 per share, of the Company (the "Underwritten Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 375,000 shares of Common Stock of the Company (the "Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Common Stock".

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, File No. 333-53202, including a prospectus, relating to the Shares. The registration statement as amended to the date of this Agreement is referred to in this Agreement as the "Registration Statement". The term "Base Prospectus" means the prospectus included in the Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Prospectus Supplement together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any supplemental prospectus (including the Pro-
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                                     - 2 -


spectus Supplement) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such supplemental prospectus or the Prospectus, as the case may be, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, any supplemental prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

                  The Company hereby agrees with the Underwriters as follows:

                  1. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in Schedule I hereto (or such number increased as set forth in Section 9 hereof) at a purchase price per share of $52.50 (the "Purchase Price").

                  In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of 375,000 Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

                  If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

                  The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing
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                                     - 3 -


Date nor later than ten full Business Days (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

                  2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon as in the judgment of the Representative is advisable after the parties hereto have executed and delivered this Agreement and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative, in the case of the Underwritten Shares, at 10:00 a.m. EST on December 7, 2001, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representative in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are referred to herein as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The issuance and delivery of the Shares shall be executed electronically on the Closing Date or the Additional Closing Date, as the case may be.

                  4. The Company represents and warrants to each Underwriter that:

                           (a) the Company meets the requirements for use of Form S-3 under the Securities Act; no order preventing or suspending the use of any prospectus has been issued by the Commission, and each supplemental prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects

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                                     - 4 -


                           with the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

                           (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have filed or furnished, as the case may be, any amendments or supplements thereto, including the Prospectus Supplement) comply, or will comply, as the case may be, in all material respects with the Securities Act and did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto (including the Prospectus Supplement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

                           (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any
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                                     - 5 -

                           material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus during the Distribution Period (as hereinafter defined), when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any corporations, associations or other entities.

                           (e) This Agreement has been duly authorized, executed and delivered by the Company.

                           (f) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

                           (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares when issued and delivered in accordance with this Agreement, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.
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                                     - 6 -


                           (h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                           (i) Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws and rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                           (j) Ernst & Young LLP, who have expressed their opinions on the audited financial statements and related schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act.

                           (k) The financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus and in the Registration Statement fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus.

                           (l) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;
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                                     - 7 -


                           and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus.

                           (m) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, might have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (n) The Company (i) is not in violation of its charter or by-laws, (ii) is not in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject and (iii) is not in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

                           (o) The Company possesses such permits, licenses, approvals, consents and other authorizations (including licenses, pharmacy licenses, accreditation and other similar documentation or approvals of any local health departments) (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including, without limitation, the United States Food and Drug Administration ("FDA"), necessary to conduct the business now operated by it; the Company is in compliance with the terms and conditions of all such Governmental Licenses and all applicable FDA rules and regulations, guidelines and policies, except where the failure so to comply could not reasonably be expected to, singularly or in the aggre-
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                                     - 8 -



                           gate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not reasonably be expected to result in a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect.

                           (p) The Company owns or possesses adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including, without limitation, all of the intellectual property described in the Prospectus as being owned or licensed by the Company (collectively, "Intellectual Property"), necessary to carry on the business now operated by it. Except as set forth in the Prospectus (exclusive of any amendments thereto after the date hereof), no valid U.S. patent is, or to the knowledge of the Company would be, infringed by the activities of the Company in the manufacture, use, offer for sale or sale of any product or component thereof as described in the Prospectus. The patent applications (the "Patent Applications") filed by or on behalf of the Company described in the Prospectus have been properly prepared and filed on behalf of the Company; except as set forth in the Prospectus (exclusive of any amendments thereto after the date hereof) each of the Patent Applications and patents (the "Patents") described in the Prospectus is assigned or licensed to the Company, and, except as set forth in the Prospectus (exclusive of any amendments thereto after the date hereof), no other entity or individual has any right or claim in any Patent, Patent Application or any patent to be issued therefrom; and, to the knowledge of the Company, each of the Patent Applications discloses potentially patentable subject matter. There are no actions, suits or judicial proceedings pending relating to patents or proprietary information to which the Company is a party or of which any property of the Company is subject and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling
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                                     - 9 -


                           or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                           (q) The human clinical trials conducted by the Company or in which the Company has participated relating to ranolazine and CVT-510 and CVT-3146 that are described in the Prospectus, or the results of which are referred to in the Prospectus, if any, are the only human clinical trials currently being conducted by or on behalf of the Company, and, to the best of the Company's knowledge, such studies and tests were and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus, if any, are accurate and complete in all material respects. The Company has no knowledge of any other studies or tests, the results of which call into question the results of the clinical trials described in the Prospectus. The Company has not received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated that are described in the Prospectus, if any, or the results of which are referred to in the Prospectus. All human clinical trials previously conducted by or on behalf of the Company while conducted by or on behalf of the Company, were conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards; the descriptions of the results of such studies, tests and trials contained in the Prospectus, if any, are accurate and complete in all material respects.

                           (r) The Company is not and, after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the Prospectus, will not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the Commission thereunder.

                           (s) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                           (t) The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

                           (u) No labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

                           (v) No "prohibited transaction" (as defined in
                           Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualifications.

                           (w) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                           (x) The Company (i) has filed all necessary federal, state and foreign income and franchise tax returns or has duly requested extensions thereof, (ii) has paid all federal, state, local and foreign taxes due and payable for which it is liable, except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which, in each of the cases described in clauses (i), (ii) and (iii), could reasonably be expected to have a Material Adverse Effect.

                           (y) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.

                           (z) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                           (aa) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (bb) The minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

                           (cc) There is no franchise, lease, contract, agreement or document required by the Securities Act to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed or incorporated by reference therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained or incorporated by reference in the Registration Statement are accurate and fair descriptions of such documents in all material respects.

                           (dd) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

                           (ee) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

                           (ff) The Company does not own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

                           (gg) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

                           (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                           (ii) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any written offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Securities Act.

                  5. The Company covenants and agrees with each of the several Underwriters as follows:

                           (a) to file the final Prospectus with the Commission within the time period specified by Rule 424(b) under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

                           (b) to deliver, at the expense of the Company, to the Representative signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period mentioned in paragraph
                           (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supple-ments thereto) and documents incorporated by reference therein as the Representative may reasonably request;

                           (c) before filing any amendment or supplement to the Registration Statement or the Prospectus during the Distribution Period, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably and timely object;

                           (d) to advise the Representative promptly, and to confirm such advice in writing, of any of the following occurrences during the Distribution Period:
                           (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
                           (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or any supplemental prospectus or the initiation or, to the Company's knowledge, threatening of any proceeding for that purpose, (v) of the occurrence of any event, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Company of any notification with respect to any suspension of the registration or qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the Company's knowledge, threatening of any proceeding for such purpose, and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus or any supplemental prospectus, or of any order suspending any such registration or qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                           (e) if, during such period of time after the first date of the public offering of the Shares a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer (the "Distribution Period"), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company shall use its best efforts forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law; (f) to endeavor to register or qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative shall reasonably request and to continue such registration or qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process in any such jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified;

                           (g) to make generally available to its security holders, including holders of the Shares, as soon as practicable an earnings statement covering a period of at least twelve months beginning not later than the first fiscal quarter of the Company occurring after the date hereof, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder; provided, however, that to the extent such earnings statement is publicly available via EDGAR, such earnings statement shall be deemed to have been made generally available;

                           (h) so long as the Shares are outstanding, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange; provided, however, that to the extent such reports and financial statements are publicly available via EDGAR, such copies need not be furnished;

                           (i) for a period of 90 days from the date of the Prospectus, not to directly or indirectly (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc., which shall not be unreasonably withheld, other than (i) the Shares to be sold hereunder (ii) any shares of Common Stock of the Company issued upon the conversion of any convertible debentures or convertible preferred stock or the exercise of options, warrants and rights outstanding on the date of the Prospectus, (iii) options or rights granted or stock issued and sold under existing employee stock purchase or option plans or the issuance of any rights thereunder by the Company,
                           (iv) pursuant to the Company's equity line of credit under the Amended and Restated Common Stock Purchase Agreement, dated as of August 7, 2000, between the Company and Acqua Wellington North American Equities Fund, Ltd., or (v) pursuant to the First Amended and Restated Investor Rights Agreement, dated July 19, 2000, between the Company and Wells Fargo Bank Minnesota, N.A.;

                           (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                           (k) to use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market (the "Nasdaq National Market"); and

                           (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses
                           (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any supplemental prospectus (including in each case all exhibits, amendments and supplements thereto),
                           (iii) incurred in connection with the registration or qualification of the

                           Shares under the securities or blue sky laws of such jurisdictions in the United States as the Representative may reasonably designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Nasdaq National Market, (v) expenses related to any filing with the NASD (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, any blue sky survey and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided,
                           (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar; provided that, except as otherwise provided herein, the Underwriters shall pay their own costs and expenses including the fees and expenses of their counsel and any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the Underwriters.

                  6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

                           (a) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or, to the Company's knowledge, threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

                           (b) the representations and warranties of the Company contained herein are true and correct in all material respects on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                           (c) since the respective dates as of which information is given in the Prospectus the Company has not issued or reacquired any long-term debt and there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and the Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus which would reasonably be expected to result in a Material Adverse Effect;

                           (d) the Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of two executive officers of the Company, one of which with specific knowledge about the Company's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this
                           Section 6 and to the further effect that there has not occurred any Material Adverse Change, from that set forth or contemplated in the Registration Statement;

                           (e) Latham & Watkins, counsel for the Company, shall have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, in substantially the form attached hereto as Exhibit A.

                  In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and California, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in subparagraph (ix) above, counsel may state that their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof including the documents incorporated by reference therein but is without independent check or verification except as specified.

                  The opinion of Latham & Watkins described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (f) McDonnell Boehnen Hulbert & Berghoff, special patent counsel for the Company, shall each have furnished to the Underwriters their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, in substantially the form attached hereto as Exhibit B:

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company.

                  The opinion of McDonnell Boehnen Hulbert & Berghoff described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (g) Tricia Borga Suvari, General Counsel for the Company, shall have furnished to the Underwriters her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representative, in substantially the form attached hereto as Exhibit C.

                  The opinion of Tricia Borga Suvari described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (h) on the date of this Agreement and also on the Closing Date or Additional Closing Date, Ernst & Young LLP shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                           (i) the Underwriters shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                           (j) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance;

                           (k) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request;

                           (l) the "lock-up" agreements, each substantially in the form of Exhibit D hereto, between you on the one hand and each of the executive officers and directors of the Company, on the other hand, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

                  7. The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) insofar as such losses, claims, damages or liabilities are (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or (ii) caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided in any case that the Company shall not be liable to the extent that such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter or the distribution of the Shares furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff in any such action, the Indemnifying Person agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first or second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

                  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

                  8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market
                  (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market,
                  (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  9. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

                  If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled (through no fault or failure of the Underwriters), the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket ex-penses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder and upon demand the Company shall pay the full amount thereof to the Representative.

                  11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares, directors and officers of the Company any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. Any action by the Underwriters hereunder may be taken by the Representative alone on behalf of the Underwriters, and any such action taken by the Representative alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative, c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (telefax: 212-648-5552); Attention: Syndicate Department. Notices to the Company shall be given to it at 3172 Porter Avenue, Palo Alto, California 94304; Attention:
                  General Counsel (telefax: 650-858-0388) with a copy to Alan C. Mendelson, Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025 (telefax: 650-463-2600).

                  13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF

                  15. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  16. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and plural include one another. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

                            [Signature Pages Follow]

                  If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

                               Very truly yours,

                               CV THERAPEUTICS, INC.


                               By:       /s/ Louis G. Lange
                                      ------------------------------------------
                                      Name:  Louis G. Lange, M.D., Ph.D.
                                      Title: Chairman and CEO

Accepted as of the date first written above:

J.P. MORGAN SECURITIES INC.
Acting on behalf of itself and
the Underwriters listed
in Schedule I hereto.

By:  J.P. MORGAN SECURITIES INC.


By:       /s/ Carol Schafer
       ----------------------------------------------
       Name:  Carol Schafer
       Title: Managing Director

                                   SCHEDULE I

                                                                                          Number of Shares
Underwriter                                                                                To Be Purchased
-----------                                                                                ---------------
J.P. Morgan Securities Inc.......................................................             812,500
Robertson Stephens, Inc..........................................................             812,500
Bear, Stearns & Co. Inc..........................................................             160,000
CIBC World Markets Corp..........................................................             160,000
Morgan Stanley & Co. Incorporated................................................             160,000
SG Cowen Securities Corporation..................................................             160,000
U.S. Bancorp Piper Jaffrey Inc...................................................             160,000
First Albany Corporation.........................................................              75,000

                                Total............................................           2,500,000

                                                                       EXHIBIT A

                      [Form of Opinion of Latham & Watkins]

                  1. The Company is a corporation, and is validly existing and in good standing under the DGCL, with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based on certificates from public officials, we confirm that the Company is qualified to do business in the State of California.

                  2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable and free of preemptive rights arising from the Governing Documents.

                  3. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

                  4. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company pursuant to the Underwriting Agreement on the date hereof do not:

                           (i) violate the Company's Governing Documents; or

                           (ii) violate the DGCL or any federal or California
                  statute, rule or regulation applicable to the Company; or

                           (iii) require any consents, approvals,
                  authorizations, registrations, declarations or filings by the Company under the DGCL or any federal or California statute, rule or regulation applicable to the Company, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  No opinion is expressed in this paragraph 4 as to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed elsewhere herein), state securities laws, antifraud laws, antitrust or trade regulation laws or ERISA or similar laws.

                  5. The Registration Statement has become effective under the Act. To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. Any required filing of the Prospectus and the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 and 430A under the Act.

                  6. The Registration Statement, as of the date it was declared effective, and the Prospectus, as of the date of the Prospectus Supplement, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to the financial statements, schedules, other financial data, or exhibits included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

                  7. The statements in the Prospectus under the caption "Description of Common Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, and under the caption "Underwriting," insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

                  8. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives, at which the contents of the Registration Statement, the Prospectus, the Incorporated Documents and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention that caused us to believe that the Registration Statement, at the time it became effective, or the Incorporated Documents, as of the date of their respective filing, contained an un-true statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, other financial data, or exhibits included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

                                                                       EXHIBIT B

           [Form of Opinion of McDonnell Boehnen Hulbert & Berghoff]

          We have reviewed certain portions of the Registration Statement (File No. 333-5202) of the Company filed with the Securities and Exchange Commission on January 4, 2001 (the "Registration Statement") and the Prospectus of the Company dated January 16, 2001 (the "Prospectus") and the documents incorporated by reference therein, including the statements in the Company's Annual Report on Form 10-K for the period ended December 31, 2000 under the caption "Patents and Proprietary Technology" and in the sections of the Form 10-K for the period ended December 31, 2000, and/or the Form 10-Q for the period ended June 30, 2001, under the captions:

     - "Risk Factors - Our business depends on attracting and retaining collaborators and licensors,"

     - "Risk Factors - We may be unable to effectively protect our intellectual property,"

     - "Risk Factors - If we are unable to attract and retain collaborators, licensors and licensees, the development of our products could be delayed and our future capital requirements could increase substantially,"

     - "Risk Factors - If we are unable to effectively protect our intellectual property, we may be unable to complete development of any products and we may be put at a competitive disadvantage; and if we are involved in an intellectual property rights dispute, we may not prevail and may be subject to significant liabilities or required to license rights from a third party,"

     -  "Business - Collaborations and Licenses," and

     -  "Business - Patents and Proprietary Technology"

(collectively, the "Patents Paragraphs"). Insofar as the statements contained in the Patent Paragraphs are related to any Intellectual Property owned, licensed, or otherwise employed by the Company, they are accurate and complete and fairly presented in the information set forth therein. We are not opining on and have not verified accuracy and/or completeness of any other statements in the Registration Statement and Prospectus.

     We have no reason to believe that the information contained or incorporated by referenced in the Registration Statement, in the Prospectus at the time the Prospectus was filed, at the time any amended or supplemented Prospectus was filed or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

     Based on and strictly subject to the foregoing, we are of the opinion that:

          (i) To the extent of our knowledge, the Company owns, or possesses rights to all Intellectual Property currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Intellectual Property could not, singly or in the aggregate, have a Material Adverse Effect (as defined in the Underwriting Agreement).

          (ii) Based upon a review of the third party rights made known to us and discussions with scientific personnel of the Company, we are not aware of any valid United States or foreign patent, that is or would be infringed by the activities of the Company in the manufacture, use or sale of any presently proposed product, the technologies employed by the Company or the method of their use in any presently proposed product, each as described in the Prospectus and as such are related to the foregoing technology and products.

          (iii) We have reviewed the Company patent applications which are identified in the Patent Schedule included with this letter, and in our opinion the Company's patent applications have been properly prepared and filed, and are being diligently pursued by the Company, and the inventions described in the Company patent applications are owned by, have been assigned to or are licensed to the Company.

          (iv) To our knowledge except as disclosed in the Prospectus no party or individual has any right or claim in any of the inventions, patents or patent applications listed in the Patent Schedule and to the best of our knowledge each of the Company's patent applications discloses patentable subject matter.

          (v) To the best of our knowledge, the Company is not infringing or otherwise violating any Intellectual Property of others, unless otherwise disclosed in the Prospectus. To the best of our knowledge, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

          (vi) We know of no legal or governmental proceedings that are pending or, to the best of our knowledge, that are threatened, relating to any Intellectual Property, except (A) as disclosed in the Prospectus or (B) which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect. Furthermore, we believe that the Company is entitled to seek an extension of the term of the Ranolazine patent (U.S. Patent No. 4,567,264) that can extend the patent term for up to five years beyond its current expiration date pursuant to the Hatch-Waxman Act.

                                                                       EXHIBIT C

       [Form of Opinion of Tricia Suvari General Counsel for the Company]


         1. The issuance and sale of the Shares by the Company pursuant to the Underwriting Agreement will not result in the breach of or any default under any indentures, notes, loan agreements, mortgages, deeds of trust, security agreements and other written agreements and instruments creating, evidencing or securing indebtedness of the Company for borrowed money that are listed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 or the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 or September 30, 2001 (collectively, the "Material Agreements").

         2. To the best of my knowledge, the Company (i) is not in violation of its certificate of incorporation or bylaws, (ii) is not in default, and no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any of the Material Agreements, and (iii) is not in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject and has obtained such licenses, permits, certificates, franchises or other governmental authorizations or permits necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company.

         3. To the best of my knowledge, there are no legal or governmental proceedings involving the Company required to be described in the Prospectus that are not described as required.

         4. The statements in the Prospectus, insofar as such statements purport to describe or summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder, are accurate and complete in all material respects and fairly present the information set forth therein.

         5. The Company has obtained such licenses, permits, approvals, and authorizations required by the FDA that are necessary for the conduct of the business of the Company as it is currently conducted and described in the Prospectus and to my knowledge such authorizations are in effect.

         6. I am not aware of any lawsuit or regulatory proceeding, pending or threatened, brought by or before the FDA, in which the Company is or would be the defendant or respondent, nor am I aware of any adverse judgment, decree or order currently in effect that has been issued by the FDA against the Company.

                                                                       EXHIBIT D

                           [Form of Lock-Up Agreement]

J.P. MORGAN SECURITIES INC.
     As Representative of the
     Underwriters to be named in Schedule I to
     the Underwriting Agreement referred to below
270 Park Avenue
New York, New York  10017

                Re: CV Therapeutics, Inc. - Common Stock Offering

Ladies and Gentlemen:

                  The undersigned understands that you, as Representative of the Underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with CV Therapeutics, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the Underwriters to be named in Schedule I to the Underwriting Agreement (the "Underwriters"), of Common Stock, $.001 par value per share (the "Common Stock"), of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

                  In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, which shall not be unreasonably withheld, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock (including, but not limited to, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) other than as a bona fide gift or bona fide gifts, provided, however, that the recipient of such bona fide gift or bona fide gifts shall execute a copy of and be bound by the terms of, this Agreement, or (2) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock including, but not limited to, any security convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, which shall not be unreasonably withheld, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

                  The foregoing paragraph shall not apply to the sale or other transfer of up to an aggregate of 250,000 shares of Common Stock held by officers and directors of the Company signing a lock-up agreement in connection with the Public Offering, the allocation of such shares among such officers and directors to be determined by the Company in its sole discretion.

                  In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

                  The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, this Lock-Up Agreement shall terminate and be of no further force or effect, and the undersigned shall be released from all obligations under this Lock-Up Agreement.

                  The undersigned understands that the Underwriters propose to enter into the Underwriting Agreement and to proceed with the Public Offering in reliance upon this Lock-Up Agreement.

                  THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                                             Very truly yours,


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Accepted as of the date first set forth above:

J.P. MORGAN SECURITIES INC.
     Acting on behalf of itself and the Underwriters to be named in Schedule I to the Underwriting Agreement


By:    J.P. MORGAN SECURITIES INC.



By:
       ----------------------------------------------
       Name:
       Title: